Exhibit 10(b)
                            THE BOMBAY COMPANY, INC
                          SUPPLEMENTAL STOCK PROGRAM
  (As Amended February 1993, February 1994 and February 1995 and March 1997)

      WHEREAS, The Bombay Company, Inc. ("Bombay" or "Company") desires to establish, on behalf of its eligible employees, a program for the purposes of enhancing such individuals' investment in the Common Stock of the Company ("Bombay Stock"); and

      WHEREAS, to meet this goal, a plan has been designed and adopted with the following plan features: (i) 401(k) Excess Feature, whereby its eligible employees who, due to benefit limitations in applicable tax laws under the Internal Revenue Code or Revenue Canada, are unable to have further contributions made on their behalf under The Bombay Company, Inc. Employee 401(k) Savings and Stock Ownership Plan or its Canadian equivalent ("401(k) Plan") may continue their contributions and obtain Bombay Stock; (ii) Excess Bonus Feature whereby selected employees whose earned bonuses exceed a specified multiple of target bonus levels will be paid such amounts in Bombay Stock rather than cash; and (iii) Foreign Employee Investment Feature, whereby eligible employees of the Company employed by or in any of its foreign subsidiaries, branch offices or operations which do not have a stock plan comparable to the Company's 401(k) Plan may elect to invest in the Common Stock of the Company through this Program.

                                       I

                     NAME, EFFECTIVE DATE AND PROGRAM YEAR

      A.    NAME  OF  PLAN:   The  plan  herein  created,   and  sometimes  for
convenience referred to herein as the "Program", shall be known as "The Bombay Company, Inc. Supplemental Stock Program".

      B. EFFECTIVE DATE: The effective date of the 401(k) Excess Feature and the Excess Bonus Feature shall be the 24th day of June, 1992. The effective date of the Foreign Employee Feature shall be the 18th day of February 1993.

      C. PROGRAM YEAR: The Program Year shall end on December 31 of each year.

                                      II

                                ADMINISTRATION
      A. ADMINISTRATIVE COMMITTEE: The Program shall be administered by the Compensation and Human Resources Committee of the Board of Directors (the "Committee").

      B. POWERS AND DUTIES: The Committee shall administer the Program in accordance with its terms and shall have all powers necessary to carry out the provisions of the Program. Without limiting the generality of the foregoing, the Committee shall have the following powers:

      (1) To make and publish such rules and regulations as it may deem necessary to carry out the provisions of the Program;

      (2) To determine all questions arising in the administration, interpretation and application of the Program, including questions of eligibility of Employees and directors and of the status and rights of Participants, Beneficiaries and any other person hereunder;

      (3) To deliver funds and purchase Bombay Stock for the accounts of the Participants, as more particularly specified hereinafter;

      (4)   To decide any dispute arising hereunder;

      (5) To construe the provisions of the Program and to correct any defects therein; and

      (6)   To provide procedures for the determination of claims for benefits.

      The determination of the Committee as to any questions arising hereunder shall be conclusive and binding on all persons.

      C. ORGANIZATION AND OPERATION OF THE COMMITTEE: The Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may authorize any one or more of its members to execute any document or documents on behalf of the Committee.

      The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs, and may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of the Program. The Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by it in good faith in relying upon any opinions or reports which shall be furnished to it by any such accountants, counsel, or other specialists.

      The Committee may arrange for the Company to perform any of the Program's ministerial functions, including but not limited to the maintenance of records of accounts of each Participant, preparation and distribution of Internal Revenue Service, Securities and Exchange Act, or Labor Department forms or documents required to be provided to each Participant, and delivery of Bombay Stock or cash to the Participants. The Company shall furnish such clerical assistance on a full or part time basis as shall from time to time be reasonable or desirable to assist in the administration of the Program, and shall pay all costs and expenses, including fees and expenses, incurred in the administration of the Program, save and except those costs and expenses, including attorneys' fees, which are charged to the accounts of Participants by a court of competent jurisdiction in any litigation in which the Program or any of its fiduciaries are a party.

      D. RECORDS AND REPORTS: The Committee shall keep a record of all its proceedings and acts, and shall keep all such books of account, records, and other data as may be necessary for the proper administration of the Program. The Committee shall notify the Board of Directors of any action taken by the Committee, and, when required, shall notify any other interested person or persons. Separate records as to each Participant's account shall be maintained. Where appropriate, within a reasonable period of time after the end of each calendar quarter, each Participant shall receive a statement setting forth the total number of shares credited to his account which will include the Employee's contributions, Company contributions, other contributions, if any, and the cost basis of said shares.

      E. IMMUNITY FROM LIABILITY: No member of the Committee shall incur any liability for any action or failure to act, excepting liability for his own gross negligence or willful misconduct. The Company shall indemnify each member of the Committee against any and all claims, losses, damages, expenses and liabilities, including any amounts paid in settlement with the Committee's approval, arising from any action or failure to act, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member. The Committee may, at its discretion, require the written approval or disapproval of the Company prior to taking action in any particular matter made the subject of its responsibility hereunder.

      F. REVERSION AND DIVERSION: Only in the event of manifest error shall the Company recover any part of the contributions made to this Program and credited to a Participant's account. None of the contributions to this Program, except as required to pay taxes and administrative expenses, shall be used or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries or estates.

                                      III

                         PARTICIPATION IN THE PROGRAM

      A. ADOPTION OF PROGRAM. The Company and each of its subsidiaries may adopt the Program for all or part of its Employees as the Board of Directors may in its discretion approve. Bombay and each of its subsidiaries adopting the Program are hereinafter collectively referred to as "Company".

      B. ELIGIBILITY. Subject to the provisions of Section XVII, with respect to union-represented Employees, only Employees selected by the
Committee are eligible to participate in the Program. For purposes of the 401(k) Excess Feature, selected Employees are eligible only if their contributions are limited in any 401(k) Plan plan year ("401(k) Plan Year") as a result of Internal Revenue Code Sections 402(g), 415(c), 401(a)(17) and/or 401(k)(3) or similar limitations imposed in Canada by Revenue Canada and following such Employee's election to participate being received in the Program's administrative office. Thereafter, the Employee may make contributions to the Program through Employee Payroll Deductions as a Participant for the remainder of any 401(k) Plan Year after the date on which the contribution limit is reached. Participation in the 401(k) Excess Feature is entirely voluntary and an election to participate must be made pursuant to
Section III(C)(1). For purposes of the Excess Bonus Feature, only Employees selected by the Committee or its designated representative shall be eligible to participate. For purposes of the Foreign Employee Feature, only employees employed in foreign operations (except any corporate officer who shall not be eligible for this Foreign Employee Feature) shall be eligible to participate upon completion of one (1) year of service to the Company during which such employee worked a minimum of 1,000 hours. To remain as a Participant in the Program, an Employee must continue to be an Employee engaged in service to the Company.

      C.    APPLICATION FOR PARTICIPATION.

            1.    401(k)  Excess  Feature.   In order to become  a  Participant
                  under the 401(k) Excess Feature, each eligible Employee shall execute a written application stating the following:

                  a.    The intent to participate in the Program;

                  b. The consent for Employee Payroll Deductions as set forth below; and

                  c. The acknowledgment and consent to the withholding of taxes resulting from the Company Contribution during the Taxable Year in which the Company Contribution is made.

      The Employee shall have thirty (30) days from eligibility of participation in the Program to file a written application for participation. Participation in the Program shall become effective on the start of the next pay period after the application is received by the Company or after a Participant has reached the contribution limit in any 401(k) Plan Year following the year of initial enrollment in the Program.

      In the event that an eligible Employee elects not to participate in the Program or fails to file a written application for participation during the required period, payroll deductions shall cease upon reaching the 401(k) limit and no further Company contribution will be credited to Participant for the remainder of the 401(k) Plan Year.

      Participants shall designate their participation and desire to participate through payroll deductions authorized by the completed application form. The initial authorization shall continue in effect, notwithstanding any change in Participant's Earnings, until the Participant becomes ineligible for the Program. Deductions made subject to such authorization are called "Employee Payroll Deductions".

      After receipt of a completed application form by the Program administration office Participants shall have Employee Payroll Deductions withheld at the rate of up to 5% of Earnings, in excess of the maximum amount of Earnings needed to reach one of the contribution limits to the 401(k) Plan, as set out in the Internal Revenue Code of 1986, or as otherwise set forth by the Committee. Contributions may be made to the Program for the remainder of the 401(k) Plan Year.

            2. Excess Bonus Feature. In order to become a Participant under the Excess Bonus Feature, each eligible Employee shall execute a written application stating the following:

                  a.    The  intention  to  participate  in  the  Excess  Bonus
                        Feature;

                  b. The consent for any bonus payments due in excess of a specified multiple of the Participant's target level to be paid in Bombay Stock; and

                  c. The acknowledgment that the distribution of Bombay Stock in lieu of bonus shall be net of federal income tax withholding at the maximum marginal rate.

            3.    Foreign Employee Feature.   In  order to become a Participant
                  under the Foreign Employee Feature, each eligible Employee shall execute a written application stating the following:

                  a.    The  intention  to  participate in the Foreign Employee
                        Feature;

                  b. The consent for Employee Payroll Deductions as set forth below; and

                  c. The acknowledgment and consent to the withholding of any applicable taxes attributable to any contribution made, including the Company contribution, during the Taxable Year in which such contributions are made.

      Once an Employee has met the necessary eligibility requirements for participation in the Program, contributions under Section IV shall begin upon receipt of a completed written application form by the Program Administration office. Participation in the Program shall become effective on the start of the next pay period after the application is received and processed by the Company. Participants shall designate their payroll deductions in the written application form. The initial deduction percentage, which may be up to 5% of Earnings, shall continue in effect, notwithstanding any change in Participant's Earnings, until the Participant changes the deduction percentage or becomes ineligible for the Program. Deductions made subject to such authorization are called "Employee Payroll Deductions".

                                      IV

                            CREDITS TO PARTICIPANTS

      A. 401(k) EXCESS FEATURE AND FOREIGN EMPLOYEE FEATURE: As soon as practicable after the end of each calendar month after eligibility and participation election, the following credits shall be made to each Participant's account:

            1. Employee Payroll Deduction. The amount of Employee Payroll Deductions withheld during such month;

            2.    Company  Contribution.    A   monthly  amount  (the  "Company
                  Contribution") calculated by multiplying the Employee Payroll Deduction by 75%.

            3. Application of Credits. The Employee Payroll Deductions and Company Contributions are to be applied to the acquisition of Bombay Stock monthly and shall be credited to the Participant's account as soon as practicable thereafter in the form of Bombay Stock and any Fractional Share (as defined in Section XVI) based upon the number of shares of Bombay Stock purchasable at a price equal to the average closing price of Bombay Stock as reported for the New York Stock Exchange composite transactions for each trading day of the calendar month for which the deductions or contributions are made (the "Stock Price"). Except for excess contributions made because of fraud or mistake of fact and returned within one (1) year after payment to the Company under this Program, no part of the contributions of the Company shall be recoverable by it under any circumstances.

      B. EXCESS BONUS FEATURE: Upon final computation of annual bonus amounts due to Participants of the Excess Bonus Feature, the number of shares of Bombay Stock to be distributed shall be determined by taking the dollar amount of the bonus in excess of a Committee-designated multiple of target bonus, less federal income tax withholding at the maximum marginal rate, divided by the closing price of Bombay Stock on the date of final approval of such bonus by the Board of Directors, or otherwise for non-executive officers.

      C. OTHER CONTRIBUTIONS-DIVIDEND INCOME ON STOCK. All cash dividends paid on shares credited to the Participant's account on the record date designated by the Company for such dividend shall be allocated when paid to each Participant's account as other contributions ("Other Contributions") and applied to the purchase of Bombay Stock. These Other Contributions will not be subject to matching contributions by the Company.

      D. STOCK DIVIDEND OR SPLIT-UP. Any Bombay Stock issuable by the Company as a stock dividend or split-up on the Bombay Stock and any Fractional Share to the credit of the Participant on the record date designated by the Company for such stock dividend or split-up shall be credited to each Participant's account (in an amount per share equivalent to any stock dividend or split-up actually paid by the Company on its Bombay Stock then outstanding) as soon as practicable after the distribution date of such stock dividend or split-up.

      E. EXCESS 401(k) CONTRIBUTION REFUNDS. Any refund of excess 401(k) contributions from the 401(k) Plan issuable to a Participant in the Program may be deposited by such Participant into the Program with written notice to the Administrative Committee. Such refund contribution shall be credited to Participant's account for the purchase of Stock at the Stock Price applicable for the month in which the deposit is made.

                                       V

                                  INVESTMENT
      A.    BOMBAY STOCK.

            1. The Committee will invest all or substantially all of the contributions to the Program in Bombay Stock.

            2. Any Bombay Stock required for the Program may be treasury shares or original issue shares.

            3. Bombay Stock may be held by the Company, as custodian, at its discretion, either in its name or in the name of one or more nominees.

      B. OTHER INTEREST AND INCOME. Except as herein expressly provided, no interest or other income will be paid or credited on account of Employee Payroll Deductions, Company Contributions, Other Contributions or any other amount payable or credited to Participants.




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

                                      VI

                                HOLDING PERIOD

      A. DURATION. The Company shall retain for the "Holding Period" all Bombay Stock credited to the Participant's account under the Program. The Holding Period with respect to any Bombay Stock shall commence on the date the Bombay Stock is credited to the Participant's account and shall end on the 401(k) Excess Distribution Date or the Excess Bonus Distribution Date or the Foreign Employee Distribution Date, whichever is applicable.

      B. DISTRIBUTION. As promptly as practicable after the Holding Period, the Company shall distribute the full shares of Bombay Stock then held which was credited to the Participant's account under the Program since the Holding Period began. At the option of the Company, Fractional Shares, if any, shall be paid in cash or shall be carried forward into the next Program Year in the Participant's account.

                                      VII

                          DISTRIBUTIONS AND PAYMENTS

      A.    401(k) EXCESS FEATURE AND FOREIGN EMPLOYEE FEATURE:

            1. During employment, an annual distribution of a Participant's account shall occur approximately 45 days following the completion of the Program Year (the "401(k) Excess Distribution Date" or "Foreign Employee Distribution Date," whichever is applicable to Participant). The full distribution of all Bombay Stock in a Participant's account will also be made promptly upon receipt of a written Notice of Withdrawal at the Program administration office or if the Company records have evidence of the Participant's (a) death or (b) termination of Employment, either voluntarily, involuntarily or by retirement at age 65 or older.

            2. Employee Payroll Deductions, Company Contributions and Other Contributions not yet used to purchase Bombay Stock will be paid over to the withdrawing Participant in cash.

            3. Upon withdrawal, no Fractional Share will be distributed. In lieu of distribution of such Fractional Share the Participant will be paid cash for the value of the Fractional Share based upon the Stock Price for the previous month.

            4.    The number of shares of Bombay  Stock  to be distributed will
                  be  determined  by  the  number  of  shares  credited   to  a
                  Participant's account:

                  a. At the end of the calendar month preceding the receipt of the written Notice of Withdrawal by the Program administration office; or

                  b. In the absence of receipt by the Program administration office of a Notice of Withdrawal from the Participant, Alternate Payee(s), or the Participant's Beneficiary, at the end of the month preceding the month in which one of the two withdrawal events is recorded in the records of the Program administration office, regardless of the month in which such event occurred.

            5. In the event a Participant eligible for the 401(k) Plan ceases participation or makes a withdrawal from the 401(k) Plan, the Participant will be suspended from participation in the Program until participation in the 401(k) Plan resumes.

      B. EXCESS BONUS FEATURE: The Bombay Stock credited to the Participant pursuant to the Excess Bonus Feature shall be distributed to such Participant within 30 days following the final determination of the number of shares (the "Excess Bonus Distribution Date") as set forth in Section IV(B).

      C. RECIPIENT OF DISTRIBUTION. All distributions will be made to the Participant except distributions resulting from death or divorce of the Participant. In the event of death, payment will be made to the Beneficiary designated by the Participant or as otherwise provided by the Program and the Participant's Beneficiary may act on behalf of the Participant. In the event of a Participant's divorce, a certified copy of the divorce decree or Qualified Domestic Relations Order (collectively referred to hereinafter as "Court Order") must be submitted to the Program administration office together with any other identifying information as required by the Program administration office. The Participant's account will then be divided as specifically ordered in the Court Order and the shares awarded to the Alternate Payee(s) will be withdrawn. Distribution to the Participant, the Alternate Payee(s), or Beneficiary shall be made as soon as practicable after the event permitting withdrawal.
                                     VIII

                                  BENEFICIARY

      A. DESIGNATION OF BENEFICIARY. Participants shall file with the Company a written designation of Beneficiary designating who is to receive any Bombay Stock, Fractional Share payment, and any cash to the Participant's credit under the Program in the event of death prior to delivery to him of such Bombay Stock, Fractional Share payment or cash due to Participant.


      B. CHANGE OF BENEFICIARY. A Participant may change a prior Beneficiary designation at any time by written notice being delivered to the Program administration office. Such change shall take effect as of the date the Participant signed such written notice, whether or not Participant is living at the time of receipt of such notice by the Program administration office, except that the change of Beneficiary shall not be effective if the Program has distributed the Participant's account prior to receipt of the change of Beneficiary form.

      C. DISTRIBUTION TO BENEFICIARY. Upon the death of a Participant and upon receipt of proof deemed adequate by the Program administration office of the identity and existence at the Participant's death of a Beneficiary or Beneficiaries validly designated under the Program, distribution will be made to the Beneficiary or Beneficiaries in the manner and form as set forth in
Section VII hereof.

      D. ABSENCE OF BENEFICIARY. In the absence of a Beneficiary designated under the Program who is living at the time of Participant's death, distribution shall be made to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed to the knowledge of the Program administration office (or in the event such executor or administrator has been disqualified), the distribution may be made to such person or persons as the Program administration office shall be satisfied is or are legally entitled thereto.

      E. INTEREST OF BENEFICIARY IN PROGRAM. No designated Beneficiary shall, prior to the death of the Participant, acquire any interest in the Bombay Stock, Fractional Share, or cash credited to the Participant under the Program or in the assets of the Program.
                                      IX

                               VOTING OF STOCKS

      A.    Voting Rights - In General.

      While Bombay Stock is held by the Company as custodian, the Company will cause to be delivered to each Participant all notices of meetings, proxy statements and other materials distributed by the Company to its shareholders. The full shares of Bombay Stock in each Participant's account will be voted in accordance with the Participant's signed proxy instructions timely delivered to the Company or its agent. Fractional Shares shall be voted on a combined basis in order to comply, to the extent possible, with all timely written instructions received from Participants. If timely written instructions are not received from a Participant, the Company shall vote such Participant's shares in the same proportion as those shares of stock with respect to which timely written instructions were received.




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

      B.    Voting Rights and Tender Rights  -  After  Commencement of a Tender
            Offer.

      Notwithstanding anything to the contrary in the Program, the following provisions shall govern after the Commencement Date of a Tender Offer (each as hereafter defined):

            l. For purposes of this Section IX, the terms set forth below shall have the following meanings:

                        "Affiliate" shall mean,  with  respect  to the Company,
                        any  person  or  entity  that  directly  or indirectly,
                        through one or more intermediaries controls, is controlled by or is under common control with The Bombay Company, Inc.

                        "Commencement Date" shall mean the date of public announcement of the commencement of any Tender Offer.

                        "Credited  Shares"  shall  mean,  with  respect   to  a
                        Participant, any and all shares of Bombay Stock credited to such Participant's account that have been transferred to the Special Custodian in accordance with
                        Section IX(B)(2) hereof.

                        "Special Custodian" shall mean the bank, trust company or other entity appointed as such by the Company in accordance with Section IX(B)(2) hereof.

                        "Tender Offer" shall mean any tender offer for, or request or invitation for tenders of, shares of Bombay Stock, whether the consideration proposed to be exchanged for such shares is cash, the securities of any person or any other form of property.

                        "Tender Rights" shall mean any and all rights to tender or exchange shares of Bombay Stock pursuant to a Tender Offer.

                        "Voting Rights" shall mean any and all rights to vote or consent with respect to shares of Bombay Stock.

            2. As promptly as practicable following any Commencement Date, the Company shall (a) appoint a bank, trust company or other entity that is not an Affiliate of the Company to act as Special Custodian for Bombay Stock held by the Company as custodian under the Program and (b) irrevocably transfer all shares of Bombay Stock then held by the Company as custodian to the Special Custodian. Thereafter, the Company shall, until the date on which the Tender Offer is consummated or abandoned, irrevocably transfer any and all additional shares of Bombay Stock acquired by it as custodian to the Special Custodian. Cash held by the Company as custodian shall not be transferred to the Special Custodian.

            3. Except as otherwise expressly provided in Section IX(B)(4) hereof, the Special Custodian shall hold shares of Bombay Stock transferred to it by the Company on such terms and conditions of the Program, as shall be agreed upon by the Company and the Special Custodian; provided, however, that, with respect to the rights of a Participant to shares of Bombay Stock, the terms and conditions under which the Special Custodian shall hold shares of Bombay Stock transferred to it shall be at least as favorable as those available to a Participant under the Program.

            4. The following provisions shall govern the exercise by the Special Custodian of Voting Rights and Tender Rights with respect to shares of Bombay Stock transferred to it by the
                  Company:

                  a. The Special Custodian shall exercise Tender Rights with respect to a Participant's Credited Shares in accordance with timely written instructions delivered by such Participant to the Special Custodian. Tender Rights with respect to Fractional Shares shall be exercised on a combined basis in order to comply, to the extent possible, with all timely written instructions received from Participants. If timely written instructions are not received from a Participant, the Special Custodian shall not exercise Tender Rights with respect to such Participant's Credited Shares.

                  b. The Special Custodian shall exercise Voting Rights with respect to a Participant's Credited Shares in accordance with timely written instructions delivered by such Participant to the Special Custodian. Voting Rights with respect to Fractional Shares shall be exercised on a combined basis in order to comply, to the extent possible, with all timely written instructions received from Participants. If timely written instructions are not received from a Participant, the Special Custodian shall exercise Voting Rights with respect to such Participant's Credited Shares in the same proportion as those shares of Bombay Stock with respect to which timely written instructions were received.


                  c. The Special Custodian shall use its best efforts to ensure that Participants are able to direct the exercise of Voting Rights and Tender Rights on the basis of the same information, and in accordance with substantially the same procedures, as are available to the holders of shares of Bombay Stock. Without limiting the generality of the foregoing, the Special Custodian shall take the following actions:

                        i. Give prior written notice to each Participant of any occasion upon which Voting Rights or Tender Rights may be exercised;

                        ii. Transmit to each Participant any written information relating to the exercise of Voting Rights or Tender Rights that is distributed by the management of the Company or any other person;

                        iii.  Request    written    instructions    from   each
                              Participant as to the manner in which Voting Rights or Tender Rights should be exercised; and

                        iv. Exercise Voting Rights or Tender Rights in accordance with the written instructions delivered by the Participant to the Special Custodian.

                  d. The Special Custodian shall not disclose to the Company, and shall maintain strict confidentiality with respect to, any information regarding the exercise of Voting Rights or Tender Rights, including, without limitation, information regarding the identity of any Participant who exercises or fails to exercise such rights.

                  e. Any cash or other property received by the Special Custodian upon consummation of a Tender Offer shall be distributed to Participants as promptly as practicable following receipt thereof.




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

                                       X

                     PARTICIPATION BY AFFILIATED COMPANIES

      This Program shall apply to any corporation a portion of whose voting stock is owned directly or indirectly by the Company, and any of its affiliates, if such company or corporation shall elect to participate and if, and so long as, such participation shall be approved by the Board of Directors of the Company. Each participating Company shall be bound by the terms of this document.

                                      XI

                        NO WARRANTY OF SECURITY VALUES

      Neither the Company, its officers, directors, agents or servants, or the Committee warrants or represents in any way that the value of Bombay Stock in which the Participant may have an interest will increase or will not decrease. Each Participant assumes all risk in connection with any changes in the value of Bombay Stock to the extent he may have an interest therein.

                                      XII

                              GENERAL PROVISIONS

      A. EXTENT OF CERTAIN RIGHTS OF PARTICIPANTS. Participation in the Program shall not entitle any Employee to be retained in the service of Company for any period of time or to continue the present or any other rate of compensation. The at-will employment right and power of Company to dismiss or discharge any Employee is specifically reserved.

      B. LIMITATION OF PARTICIPANT'S RIGHTS. No Participant nor any person claiming under or through them shall have any right or interest under the Program that is not herein expressly granted.

      C. ASSIGNMENT. No interest in any Bombay Stock or cash held under the Program prior to delivery to the Participant as hereinabove provided, shall be assigned, alienated, pledged, or otherwise encumbered in whole or in part, either directly by operation of law, or otherwise. If any attempt is made by a Participant to assign, alienate, pledge, or otherwise encumber his interest in such Bombay Stock or cash, prior to such delivery, for his debts, liabilities in tort or contract, or otherwise, then the Committee (in its absolute discretion) may treat such attempt as an election by the Participant to withdraw from the Program permanently and submit to any loss of rights as provided in the Program, except that a Court Order to pay an Alternate Payee(s), issued by a court of competent jurisdiction, shall not be a violation under this paragraph which requires a Participant's withdrawal.

      D. QUARTERLY STATEMENT OF ACCOUNTS. As soon as practicable after the end of each calendar quarter in which any contributions are made to the Program, each Participant shall be furnished with a statement of Bombay Stock credited to his account.

      E. REGISTRATION OF STOCK. Each Participant, Beneficiary or Alternate Payee shall, at such time as the Program administration office or Bombay may reasonably request, furnish written instructions for the registration of the Bombay Stock to be delivered under the Program upon completion of the Holding Period. Such Bombay Stock will be registered in the name of the Participant, Beneficiary or Alternate Payee (or if a minor, in the name of another person as custodian under the Uniform Gifts to Minors Act, or if incompetent, in the name of the guardian or such other person(s) as the Program Administrative Committee or Bombay may determine) alone or in his name and that of one such other adult person as he may designate as joint tenants with right of survivorship, and not as tenants in common. Such instructions shall remain in effect until receipt by the Program Administration office of written instructions to change the registration previously authorized. In the absence of such written instructions, Bombay Stock to be delivered to a Participant will be registered in his name or the Alternate Payee's name alone or in the event of his death prior to such delivery will be registered in the name of the person or persons entitled thereto.

      F.    MISCELLANEOUS.

            1. No individual administering, or aiding in the administration of the Program shall have any liability, except as provided in subparagraph (2) below. As a condition precedent to participation in the Program or the receipt of benefits thereunder, such liability if any, is expressly waived and released by each Participant and by any and all persons claiming under or through any Participant, such waiver and release to be conclusively evidenced by the act of participation or the acceptance of benefits thereunder.

            2. No individual administering, or aiding in the administration of, the Program shall be liable except for his own acts or omissions and then only for willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of this office. As used herein, "individual administering, or aiding in the administration of the Program" shall include any share owner, director, officer, Employee or agent of the Company.

            3. The Company shall have the right to require compliance with any legal requirements which it deems necessary as a condition for delivery of, or payment for, any Bombay Stock or cash to the credit of any Participant under the Program.

            4. By a Participant's act of participating in the Program or by the acceptance of any of the benefits thereunder, such Participant and any and all persons claiming under or through any such Participant, shall thereby be conclusively deemed to have indicated his acceptance and ratification of, and consent to, the application of the provisions of the Program.


            5. For the purposes of the Program, unless the contrary is clearly indicated by the context, the use of the masculine gender shall also include within its meaning the feminine, and the use of the singular shall also include within its meaning the plural, and vice versa.

                                     XIII

                          NOTICES AND COMMUNICATIONS

      A. TO PARTICIPANTS. All notices, reports and other communications to a Participant under or in connection with the Program shall be deemed to have been duly given, made or delivered when received by the Participant, or (if mailed) when mailed with postage prepaid and addressed to the Participant at his address last appearing on the records of the Company.

      B. BY PARTICIPANTS. All notices, instructions or other communications by a Participant to the Company under or in connection with the Program shall be duly given, made or delivered when received by the Company (550 Bailey Avenue, Suite 700, Fort Worth, Texas 76107) or when received in the form specified in writing by the Company and at the location, or by the person, designated for receipt of such notice, instruction or other communication by the Company.

                                      XIV

                     AMENDMENT, SUSPENSION OR TERMINATION

      A. AUTHORITY TO AMEND, SUSPEND OR TERMINATE. The Committee may suspend or terminate the Program, or any portion thereof, at any time and may amend the Program from time to time in such respects as the Committee may deem advisable; provided, however, the Program shall not be amended more than once every 6 months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules promulgated thereunder; and provided further, the Program shall not be amended without shareholder approval to the extent required by law or the rules of any exchange upon which the Bombay Stock is listed, (a) to materially increase the number of shares of Bombay Stock which may be issued under the Program, (b) to materially modify the requirements as to eligibility for participation in the Program, or (c) to materially increase the benefits accruing to officers of the Company under the Program. No such amendment, suspension or termination shall make any change that would disqualify the Program, or any other plan of the Company intended to be so qualified, from the exemption provided by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

      B. DELEGATION OF AUTHORITY. The Committee may delegate to the Administrative Committee the authority to amend any provision of this Program, provided such amendment is (a) of an administrative nature or (b) does not result in any material increase in costs to the Company.

      C. AMENDMENTS. No amendment, suspension or termination shall adversely affect any rights of a Participant to Bombay Stock, Fractional Share payment or cash to his credit under the Program as of the date of amendment, suspension or termination. Upon such termination, all Bombay Stock, Fractional Share payment or cash to the credit of each Participant under the Program shall be promptly paid over to him.

                                      XV

                                APPLICABLE LAW

      Any question concerning, or in respect of, the validity, construction, interpretation, administration and effect of the Program, and of its rules and regulations, and the rights of any or all persons having or claiming to have an interest therein or thereunder, shall be governed exclusively and solely in accordance with the laws of the State of Texas, with jurisdiction for any action being expressly agreed as being Tarrant County, Texas, where all contributions and payments under the Program are deemed to take place. The issuance of shares of Bombay Stock shall be subject to all applicable rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

                                      XVI

                                  DEFINITIONS

      For the purposes of the Program, unless some other meaning is clearly indicated by the context, the following definitions shall be applicable:

      "Alternate Payee" shall have the same meaning as defined in Internal Revenue Code Section 414(p) and in the Employee Retirement Income Security Act at 29 U.S.C.S. Section 105, as it may be amended from time to time.

      "Beneficiary" is defined in Section VIII.

      "Bombay Stock" is defined as The Bombay Company, Inc. Common Stock, $1 par value.

      "Committee" is defined as the Compensation and Human Resources Committee of the Board of Directors of the Company.

      "Company" is defined in Section III as Bombay and each of its affiliates and associates adopting the Program.

      "Company Contribution" is defined in Section IV.

      "Court Order" is defined in paragraph VII.

      "401(k) Plan" means The Bombay Company, Inc. Employee 401(k) Savings and Stock Ownership Plan or its Canadian equivalent plan.

      "Earnings" means the amount which an Employee is receiving as salary or wages from the Company, including bonuses, payments for overtime, vacation pay, commissions, and any cost of living adjustment, but excluding living allowance, any special payments made for services performed outside his regular duties and any other special payments, except to the extent that the inclusion of any such items are specifically approved by the Chief Executive Officer of the Company or by such Employee or Employees of the Company as he may authorize in writing. Earnings shall not include Company Contributions to the Bombay Stock Purchase Program.

      "Employee" means a regular Employee of the Company receiving wages or salary, but shall not include any person compensated pursuant to a contract other than an employment contract with the Company under the terms of which compensation is paid on a regular fixed salary or wage basis. As used above, "Employee" shall also include, without limitation, any salesman who is a bona fide Employee of the Company and recognized as such for Social Security purposes.

      "Employee Payroll Deduction" is defined in Section III.

      "Fractional Share" means an interest equivalent to and expressed as a fraction of a share of Bombay Stock determined by dividing that amount credited to the Participant to be applied to the purchase of Bombay Stock (but which is insufficient to acquire a full share of Bombay Stock) by the applicable Stock Price.

      "Holding Period" is defined in Section VI.

      "Officers" means the President, any Executive Vice President, Vice President, Treasurer, Secretary, Assistant Treasurer or Assistant Secretary and such other Employees as the Board of Directors may designate as "Officers" for this purpose.

      "Other Contribution" is defined in Section IV(C).

      "Participant" is an eligible Employee who elects or is selected to participate in the Program.

      "Program" is defined in Section I.

      "Stock Price" is defined in Section IV(A).

                                     XVII

                                EFFECTIVE DATE

      A.    The  Program  shall  become effective as of the date set  forth  in
Section I.B. but only upon approvals, rulings and orders (satisfactory to the Company and, to the extent deemed by the Company to be necessary or desirable) by the appropriate State and Federal or other government authorities with respect to the Program and any action contemplated under the Program.

      B. Notwithstanding the provisions of Section III, and Paragraph A of this Section, Employees who are represented by a union (pursuant to a certification by the National Labor Relations Board or otherwise in accordance with the provisions of Section 9 of the National Labor Relations Act) shall become eligible to participate in the Program (a) only after the Company and such union shall have entered into a written agreement to the effect that the Program shall be offered to the Employees so represented, and (b) only in accordance with any conditions or requirements contained in such agreement.

      IN WITNESS WHEREOF, the Company has caused this Program to be executed by its duly appointed officers and its corporate seal to be hereunto affixed as of the date first written above.


                                           /s/ MICHAEL J. VEITENHEIMER
                                           Michael    J.   Veitenheimer
                                           Vice President




      (SEAL)



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